EXHIBIT 99.1

Star Group, L.P. Reports Fiscal 2026 First Quarter Results

STAMFORD, Conn., Feb. 04, 2026 (GLOBE NEWSWIRE) -- Star Group, L.P. (the "Company" or "Star") (NYSE:SGU), a home energy distributor and services provider, today filed its fiscal 2026 quarterly report on Form 10-Q with the SEC and announced financial results for its fiscal 2026 first quarter, the three months ended December 31, 2025.

Three Months Ended December 31, 2025 Compared to the Three Months Ended December 31, 2024
For the fiscal 2026 first quarter, Star reported a 10.5 percent increase in total revenue to $539.3 million compared with $488.1 million in the prior-year period, reflecting higher product volumes and an increase in service and installation revenue. The volume of home heating oil and propane sold during the fiscal 2026 first quarter rose by 11.5 million gallons, or 13.9 percent, to 93.9 million gallons, as the additional volume provided from acquisitions and colder temperatures was reduced by the impact of net customer attrition and other factors. Temperatures in Star's geographic areas of operation for the three months ended December 31, 2025 were 18.8 percent colder than the three months ended December 31, 2024 and 6.1 percent colder than normal, as reported by the National Oceanic and Atmospheric Administration.

Star’s net income rose by $2.9 million in the quarter, to $35.8 million, primarily due to a $16.5 million increase in Adjusted EBITDA, partially offset by an unfavorable change in the fair value of derivative instruments of $10.7 million, a $1.4 million increase in income taxes, $0.9 million higher depreciation and amortization expense, and a $0.8 million increase in net interest expense.

The Company reported first quarter Adjusted EBITDA (a non-GAAP measure defined below) of $68.4 million, versus Adjusted EBITDA of $51.9 million in the first quarter of fiscal 2025, reflecting a $16.8 million increase in Adjusted EBITDA in the base business and $4.7 million increase in Adjusted EBITDA from recent acquisitions, partially offset by a $5.0 million increase in expense related to the Company's weather hedge contracts. Temperatures in Star’s geographic areas of operation, from November through December of 2025, were colder than the strike prices and, therefore, the Company recorded an expense under the weather hedge contracts of $5.0 million, as compared to no expense (or benefit) for the three months ended December 31, 2024.

“Fiscal 2026 has started off very well, as our performance benefited from recent acquisitions, effective physical supply and per-gallon margin management, the continued expansion of our service and installation initiative and, last but not least, temperatures that were almost 20 percent colder than last year and 6 percent colder than normal. The confluence of these factors – even given the operational challenges associated with persistent cold temperatures – resulted in an increase in Adjusted EBITDA of $16.5 million, or 32 percent year-over-year, net of a $5.0 million charge tied to our weather hedge program.” said Jeff Woosnam, Star Group’s President and Chief Executive Officer. “The cold weather has continued, thus far, into the second quarter, and I’m very proud of the way our employees have responded to the added demand. We remain vigilant in providing excellent customer service, keeping costs down, and growing installation & service profitability going forward.”

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)
EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization) and Adjusted EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, other income (loss), net, multiemployer pension plan withdrawal charge, gain or loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges) are non-GAAP financial measures that are used as supplemental financial measures by management and external users of the Company’s financial statements, such as investors, commercial banks and research analysts, to assess Star’s position with regard to the following:

  compliance with certain financial covenants included in our debt agreements;
  financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;
  operating performance and return on invested capital compared to those of other companies in the retail distribution of refined petroleum products, without regard to financing methods and capital structure;
  ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our partners; and
  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

The method of calculating Adjusted EBITDA may not be consistent with that of other companies, and EBITDA and Adjusted EBITDA both have limitations as analytical tools and so should not be viewed in isolation but in conjunction with measurements that are computed in accordance with GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are as follows:

  EBITDA and Adjusted EBITDA do not reflect cash used for capital expenditures;
  although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;
  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital;
  EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on indebtedness; and
  EBITDA and Adjusted EBITDA do not reflect the cash required to pay taxes.

REMINDER:
Members of Star's management team will host a webcast and conference call at 11:00 a.m. Eastern Time tomorrow, February 5, 2026. The webcast will be accessible on the company’s website, at www.stargrouplp.com, and the telephone number for the conference call is 888-346-3470 (or 412-317-5169 for international callers).

About Star Group, L.P.
Star Group, L.P. is a full service provider specializing in the sale of home heating products and services to residential and commercial customers to heat their homes and buildings. The Company also sells and services heating and air conditioning equipment to its home heating oil and propane customers and, to a lesser extent, provides these offerings to customers outside of its home heating oil and propane customer base. Star also sells diesel, gasoline and home heating oil on a delivery only basis. We believe Star is the nation's largest retail distributor of home heating oil based upon sales volume. Including its propane locations, Star serves customers in the more northern and eastern states within the Northeast and Mid-Atlantic U.S. regions. Additional information is available by obtaining the Company's SEC filings at www.sec.gov and by visiting Star's website at www.stargrouplp.com, where unit holders may request a hard copy of Star’s complete audited financial statements free of charge.

Forward Looking Information
This news release includes "forward-looking statements" which represent the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including the impact of geopolitical events on wholesale product cost volatility, tariff regimes, including newly imposed U.S. tariffs and any additional responsive non-U.S. tariffs or additional U.S. tariffs, the price and supply of the products that we sell, our ability to purchase sufficient quantities of product to meet our customer’s needs, rapid increases in levels of inflation, the consumption patterns of our customers, our ability to obtain satisfactory gross profit margins, the effect of weather conditions on our financial performance, our ability to obtain new customers and retain existing customers, our ability to make strategic acquisitions, the impact of litigation, natural gas conversions and electrification of heating systems, pandemic and future global health pandemics, recessionary economic conditions, future union relations and the outcome of current and future union negotiations, the impact of current and future governmental regulations, including federal, state and municipal laws restricting greenhouse gases ("GHG") emissions and federal, state and local environmental, health, and safety regulations, the ability to attract and retain employees, customer credit worthiness, counterparty credit worthiness, marketing plans, cyber-attacks, global supply chain issues, labor shortages and new technology, including alternative methods for heating and cooling residences. All statements other than statements of historical facts included in this Report including, without limitation, the statements under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere herein, are forward-looking statements. Without limiting the foregoing, the words “believe,” “anticipate,” “plan,” “expect,” “seek,” “estimate,” and similar expressions are intended to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, those set forth under the heading "Risk Factors" and "Business Strategy" in our Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended September 30, 2025. Important factors that could cause actual results to differ materially from the Company’s expectations ("Cautionary Statements") are disclosed in this news release and in the Company’s Form 10-K and our Quarterly Reports on Form 10-Q. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

(financials follow)

STAR GROUP, L.P. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
(in thousands)	2025	2025
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$19,857	$24,683
Receivables, net of allowance of $7,164 and $7,196, respectively	198,210	102,119
Inventories	69,559	47,022
Fair asset value of derivative instruments	—	790
Prepaid expenses and other current assets	37,190	32,667
Total current assets	324,816	207,281
Property and equipment, net	127,729	128,605
Operating lease right-of-use assets	97,508	93,264
Goodwill	293,350	293,350
Intangibles, net	120,099	124,892
Restricted cash	250	250
Captive insurance collateral	78,997	78,189
Deferred charges and other assets, net	11,280	11,500
Total assets	$1,054,029	$937,331
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable	$54,551	$33,667
Revolving credit facility borrowings	71,870	—
Fair liability value of derivative instruments	8,388	1,398
Current maturities of long-term debt	21,000	21,000
Current portion of operating lease liabilities	21,376	19,934
Accrued expenses and other current liabilities	127,283	119,497
Unearned service contract revenue	77,994	66,927
Customer credit balances	59,263	86,810
Total current liabilities	441,725	349,233
Long-term debt	161,938	167,118
Long-term operating lease liabilities	80,239	77,206
Deferred tax liabilities, net	32,064	30,823
Other long-term liabilities	16,216	16,171
Partners’ capital
Common unitholders	339,568	314,733
General partner	(6,660)	(6,605)
Accumulated other comprehensive loss, net of taxes	(11,061)	(11,348)
Total partners’ capital	321,847	296,780
Total liabilities and partners’ capital	$1,054,029	$937,331

STAR GROUP, L.P. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,
(in thousands, except per unit data - unaudited)	2025	2024
Sales:
Product	$447,983	$399,459
Installations and services	91,273	88,604
Total sales	539,256	488,063
Cost and expenses:
Cost of product	268,538	248,699
Cost of installations and services	85,678	81,665
(Increase) decrease in the fair value of derivative instruments	5,395	(5,258)
Delivery and branch expenses	109,937	99,327
Depreciation and amortization expenses	8,755	7,903
General and administrative expenses	7,593	7,183
Finance charge income	(878)	(675)
Operating income	54,238	49,219
Interest expense, net	(3,819)	(3,011)
Amortization of debt issuance costs	(262)	(300)
Income before income taxes	$50,157	$45,908
Income tax expense	14,367	13,024
Net income	$35,790	$32,884
General Partner’s interest in net income	349	307
Limited Partners’ interest in net income	$35,441	$32,577

Per unit data (Basic and Diluted):
Net income available to limited partners	$1.07	$0.94
Dilutive impact of theoretical distribution of earnings	0.18	0.15
Basic and diluted income per Limited Partner Unit:	$0.89	$0.79

Weighted average number of Limited Partner units outstanding (Basic and Diluted)	33,084	34,587

SUPPLEMENTAL INFORMATION STAR GROUP, L.P. AND SUBSIDIARIES RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (Unaudited)

	Three Months Ended December 31,
(in thousands)	2025	2024
Net income	$35,790	$32,884
Plus:
Income tax expense	14,367	13,024
Amortization of debt issuance costs	262	300
Interest expense, net	3,819	3,011
Depreciation and amortization	8,755	7,903
EBITDA	62,993	57,122
(Increase) / decrease in the fair value of derivative instruments	5,395	(5,258)
Adjusted EBITDA	68,388	51,864
Add / (subtract)
Income tax expense	(14,367)	(13,024)
Interest expense, net	(3,819)	(3,011)
(Recovery) provision for losses on accounts receivable	(267)	182
Increase in accounts receivables	(95,827)	(81,476)
Increase in inventories	(22,537)	(26,670)
Decrease in customer credit balances	(27,547)	(16,199)
Change in deferred taxes	1,142	2,667
Change in other operating assets and liabilities	39,652	21,103
Net cash used in operating activities	$(55,182)	$(64,564)
Net cash used in investing activities	$(4,959)	$(4,652)
Net cash provided by financing activities	$55,315	$673

Home heating oil and propane gallons sold	93,900	82,400
Other petroleum products	29,900	30,700
Total all products	123,800	113,100

CONTACT:
Star Group, L.P.	Chris Witty
Investor Relations	Darrow Associates
203/328-7310	646/438-9385 or cwitty@darrowir.com